THIS WARRANT HAS NOT BEEN QUALIFIED UNDER THE SECURITIES LAWS OF ANY OF THE PROVINCES OF CANADA. FOR THE PURPOSES OF THE SECURITIES ACT (BRITISH COLUMBIA), THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT ARE SUBJECT TO A HOLD PERIOD AND MAY NOT BE TRADED IN BRITISH COLUMBIA UNTIL AFTER THE EXPIRY OF THE HOLD PERIOD, EXCEPT AS PERMITTED BY THE SECURITIES ACT (BRITISH COLUMBIA) AND REGULATIONS MADE THEREUNDER.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT OF ANY STATE (COLLECTIVELY, THE “SECURITIES LAWS”).  THIS  WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS  WARRANT MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES THAT AN EXEMPTION UNDER THE SECURITIES LAWS IS AVAILABLE AND THAT SUCH REGISTRATION IS NOT REQUIRED.

No. of Warrants:	Certificate No. 000000

 WARRANTS

BLACK DIAMOND BRANDS CORPORATION

(the “Company”)

 (Incorporated under the laws of British Columbia)

THIS IS TO CERTIFY THAT for value received,

 (the “Holder”) is entitled to acquire     fully paid and non-assessable common shares without par value of the Company, as such shares are constituted on the date hereof (a “Common Share”) for $     U.S. per share and in the manner and subject to the restrictions and adjustments set forth herein.  These Warrants may be exercised, at any time and from time to time (the “Exercise Period”) commencing on the date hereof and ending at 4:30 p.m. (Vancouver time) (the “Time of Expiry”) on     .  Upon the exercise of this Warrant in accordance with its terms, the Common Shares issuable upon such exercise shall be deemed to have been issued.

These Warrants may be exercised by the Holder, in whole or in part, by surrender of this Warrant Certificate at the head office of the Company during its normal business hours, together with the Notice of Exercise attached hereto completed and signed by the Holder.  Surrender of this Warrant Certificate will be deemed to have been effected only on personal delivery thereof to, or, if sent by mail or other means of transmission, on actual receipt thereof by, the Company at the office specified above.

In the event of any exercise, deemed or otherwise, of these Warrants, certificates for the Common Shares shall be delivered to the Holder within a reasonable time, not exceeding three business days after these Warrants have been duly exercised and the Warrant Certificate has been surrendered to the Company.

THE FOLLOWING ARE THE TERMS AND CONDITIONS
REFERRED TO IN THIS WARRANT CERTIFICATE

1.                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                Covenants of the Company.  The Company covenants, represents and warrants, with and to the Holder, that:

(a)

the Common Shares issuable upon the exercise of these  Warrants will, upon issuance, be fully paid and non-assessable and free of all liens, charges and encumbrances; and

(b)

during the period within which these  Warrants may be exercised, the Company will at all times have authorized and reserved, a sufficient number of Common Shares to provide for the exercise of these  Warrants.

2.                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                Expiration of Warrants.  On and after the date of exercise or deemed exercise of these Warrants, the Holder will have no rights hereunder except to receive, upon surrender of this Warrant Certificate to the Company, certificates representing the Common Shares issued upon such exercise.

3.                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                No Fractional Common Shares.  The Company will not, under any circumstances, be obligated to issue any fraction of a Common Share on the exercise or deemed exercise of any Warrant.  To the extent that these Warrants confer the right to be issued a fraction of a Common Share, such right may be exercised in respect of such fraction only in combination with another Warrant or other Warrants which in the aggregate entitle the holder to be issued a whole number of Common Shares, and no payment or other adjustment will be made in respect of any fractional Common Share so disregarded.

4.                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                Compliance with Securities Laws.  No Common Share will be issued pursuant to any Warrant if the issuance of such Common Share would constitute a violation of the securities laws of any applicable jurisdiction.

5.                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                Adjustments to Common Share Capital.  Upon the occurrence of one or more events involving the capital reorganization, reclassification, subdivision or consolidation of the capital of the Company, or of the merger, amalgamation or other corporate combination of the Company with one or more other entities, or of any other events in which new securities of any nature are delivered in exchange for the issued Common Shares (which events are referred to collectively as “Fundamental Changes”, and individually as a “Fundamental Change”), then at the time of any exercise of these  Warrants taking place after such Fundamental Change, and in lieu of issuing the Common Shares which, but for such Fundamental Change and this provision, would have been issued upon such exercise, the Company or its successor shall issue instead such number of new securities as would have been delivered as a result of the Fundamental Change in exchange for those Common Shares which the Holder would have been entitled to receive upon such exercise if such exercise had occurred prior to the occurrence of the Fundamental Change.  The Company shall not effect any Fundamental Change which result in the succession of the Company unless prior to or simultaneously with the consummation thereof the entity succeeding the Company acknowledges in writing that it is bound by and will comply with this provision. The Company shall notify the Holder of any Fundamental Change by giving written notice of the proposed Fundamental Change to the Holder at least 90 days prior to the effective date of such change.

6.                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                Further Issuance’s of Capital Stock and Dissolution.  In case at any time:

(a)

the Company shall pay any dividend payable in stock upon its Common Shares or make any distribution to the holders of its Common Shares;

(b)

the Company shall offer for subscription pro rata to the holders of its Common Shares any additional Common Shares or securities of any class or other rights; or

(c)

there is a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in any one or more of such cases, the Company shall give to the Holder of this  Warrant at least 30 days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend or distribution, or subscription rights, or dissolution, liquidation or winding-up.

7.                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                Denominations.  On presentation at the head office of the Company one or more Warrant Certificates may be exchanged for one or more Warrant Certificates of different denominations evidencing in the aggregate the same number of Warrants as the Warrant Certificate or Warrant Certificates being exchanged.

8.                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                No Rights as Common Shareholder.  The holding of this Warrant Certificate will not constitute the Holder as a shareholder of the Company or entitle him to any right or interest in respect thereof except as otherwise provided herein.

9.                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                Restrictions on Resale.  The holder of this Warrant Certificate is hereby notified that if the rights set out hereunder are exercised or deemed to have been exercised before the Qualification Date, the Common Shares issuable upon exercise of these Warrants will be subject to restrictions on resale under applicable securities legislation, and will bear legends denoting such restrictions.

10.

Notice.  Any notice or other communication required to be given to the Holder under this Warrant Certificate shall be delivered or faxed as follows:

Any notice or other communication so given shall be deemed to have been given and received when delivered, if delivered, and upon transmission, if faxed, and if the date of such transmission is not a business day, on the next ensuing business day.

11.

General Matters.  This Warrant Certificate shall be governed by and construed in accordance with the laws of the Province of British Columbia.  Time will be of the essence hereof.

IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be signed as of

  , 2008.

Black Diamond Brands Corproation

BRAD J. MOYNES

(Authorized Signatory)

NOTICE OF EXERCISE

To:

Black Diamond Brands Corporation:

(1)

The undersigned holder of the Warrants represented by the within Warrant Certificate hereby exercises the right under such Warrant to be issued 1,000,000 Common Shares of Black Diamond Brands Corporation (or such number of Common Shares or other securities or property to which such exercise entitles him in lieu thereof or in addition thereto under the provisions of Warrant Certificate).

(2)

The undersigned holder hereby irrevocably directs that the Common Shares be issued and delivered as follows:

Name(s) in Full	Address(es)	Number(s) of Common Shares

 (Please print full name in which certificates are to be issued.)

DATED this _____ day of [                        ], 200[   ].

Signature of Witness	Signature of Holder
Print Name of Witness	Name of Holder
Address of Witness	Address of Holder